Legal Title of Bank:  First Union National Bank   Call Date: 6/30/98     37-0351
Address:              Two First Union Center                           FFIEC 031

City, State, Zip:     Charlotte, NC 28288-0201                         Page RC-1
FDIC Certificate #:   33869


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                C400
                                                  Dollar Amount in Thousands       RCFD Bil Mil Thou
                                                  --------------------------------------------------
ASSETS
 1.  Cash and balances due from depository institutions (from Schedule RC-A):
      a.  Noninterest-bearing balances and currency and coin (1)                0081      10,212,563      1.a.
      b.  Interest-bearing balances (2)                                         0071       1,529,435      1.b.
 2.  Securities:
      a.  Held-to-maturity securities (from Schedule RC-B, column A)            1754       1,994,665      2.a.
      b.  Available-for-sale securities (from Schedule RC-B, column D)          1773      37,427,525      2.b.
 3.  Federal funds sold and securities purchased under agreements to resell     1350       7,551,730      3.
 4.  Loans and lease financing receivables
      a.  Loans and leases, net of unearned income
          (from Schedule RC-C)                           RCFD 2122  133,841,290  4.a.
      b.  LESS: Allowance for loan and lease losses      RCFD 3123    1,856,548  4.b.
      c.  LESS: Allocated transfer risk reserve          RCFD 3128            0  4.c.
      d.  Loans and leases, net of unearned income,
          allowance, and reserve (item 4.a minus 4.b and 4.c)                   2125     131,984,742      4.d.
 5.  Trading assets (from Schedule RC-D)                                        3545       8,349,640      5.
 6.  Premises and fixed assets (including capitalized leases)                   2145       3,208,660      6.
 7.  Other real estate owned (from Schedule RC-M)                               2150         127,757      7.
 8.  Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)                                                       2180         351,648      8.
 9.  Customers' liability to this bank on acceptances outstanding               2155       1,026,154      9.
10.  Intangible assets (from Schedule RC-M)                                     2143       5,215,196     10.
11.  Other assets (from Schedule RC-F)                                          2160       9,099,122     11.
12.  Total assets (sum of items 1 through 11)                                   2170     218,078,837     12.

-------------------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.



Legal Title of Bank:  First Union National Bank   Call Date: 6/30/98     37-0351
Address:              Two First Union Center                           FFIEC 031

City, State, Zip:     Charlotte, NC 28288-0201                         Page RC-1
FDIC Certificate #:   33869


Schedule RC--Continued


                                                  Dollar Amount in Thousands            Bil Mil Thou
                                                  --------------------------------------------------
LIABILITIES
13.  Deposits:
      a.  In domestic offices (sum of totals of columns A and C from
          Schedule RC-E, part I)        RCON 2200      131,541,691    13.a.
(1)  Noninterest-bearing (1)            RCON 6631       23,997,063    13.a.(1)
(2)  Interest-bearing                                                           RCON 6636      107,544,628    13.a.(2)
      b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
          (from Schedule RC-E, part II)                                         RCFN 2200        8,708,735    13.b.
(1)  Noninterest-bearing                RCFN 6631          400,989    13.b.(1)
(2)  Interest-bearing                   RCFN 6636        8,307,746    13.b.(2)
14.  Federal funds purchased and securities sold under agreements
     to repurchase                                                              RCFD 2800       24,903,299    14.
15.   a.  Demand notes issued to the U.S. Treasury                              RCON 2840          772,252    15.a.
      b.  Trading liabilities (from Schedule RC-D)                              RCFD 3548        6,496,578    15.b.
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
      a.  With a remaining maturity of one year or less                         RCFD 2332       11,928,951    16.a.
      b.  With a remaining maturity of more than one year through
          three years                                                           RCFD A547        1,260,353    16.b.
      c.  With a remaining maturity of more than three years                    RCFD A548          775,219    16.c.
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding                   RCFD 2920        1,036,587    18.
19.  Subordinated notes and debentures (2)                                      RCFD 3200        3,501,546    19.
20.  Other liabilities (from Schedule RC-G)                                     RCFD 2930        9,211,139    20.
21.  Total liabilities (sum of items 13 through 20)                             RCFD 2948      200,136,350    21.
22.  Not applicable

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                              RCFD 3838          160,540    23.
24.  Common stock        RCFD 3230 454,543   24.
25.  Surplus (exclude all surplus related to preferred stock)                   RCFD 3839       13,206,354    25.
26.  a.   Undivided profits and capital reserves                                RCFD 3632        3,553,449    26.a.
     b.   Net unrealized holding gains (losses) on available-for-sale
          securities                                                            RCFD 8434          572,731    26.b.
27.  Cumulative foreign currency translation adjustments                        RCFD 3284           (5,130)   27.
28.  Total equity capital (sum of items 23 through 27)                          RCFD 3210       17,942,487    28.
29.  Total liabilities and equity capital (sum of items 21 and 28)              RCFD 3300      218,078,837    29.

Memorandum
To be reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the statement below that best describes the
     most comprehensive level of auditing work performed for the bank by independent external                     Number
     auditors as of any date during 1996                                                       RCFD 6724  N/A      M.1.



1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

-----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposit.
(2)  Includes limited-life preferred stock and related surplus.